FOR RELEASE

Innovo Group and Beyond Blue Announce Settlement Agreement
To Resolve Outstanding Claims

LOS ANGELES, July 9, 2007 — Innovo Group Inc. (the “Company”) (NASDAQ: INNO) and Beyond Blue, Inc. today announced that they have reached a settlement agreement effective as of July 3, 2007 that resolves all outstanding claims between the parties. As previously disclosed on Form 8-K filed May 25, 2007 with the Securities and Exchange Commission, on May 24, 2007 Beyond Blue filed a lawsuit against the Company and its Joe’s Jeans, Inc. subsidiary asserting, among other things, certain reserved rights under both the Master Distribution Agreement dated January 1, 2004 (“MDA”) and the Dissolution Agreement dated February 1, 2007 (“Dissolution Agreement”). Additionally, on May 25, 2007 the Company, through its Joe’s Jeans subsidiary, filed an arbitration claim against Beyond Blue asserting, among other things, certain reserved rights under both the Dissolution Agreement and MDA. The material terms of the settlement are further disclosed on a Form 8-K filed today by the Company.

Marc Crossman, Chief Executive Officer of Innovo Group, commented, “We are pleased to have reached an amicable settlement with Beyond Blue to resolve our differences without the further expense of litigation or arbitration. Further, this agreement allows us to put all outstanding issues behind us so we can move forward with our business without further distraction.”

Harry Haralambus, President of Beyond Blue, stated, “This settlement with Innovo and Joe’s Jeans accomplishes the goal of resolving our differences in an expedient manner, and for both parties it also brings to a satisfactory conclusion all discussions about the outstanding issues.”

About Innovo Group Inc.

Innovo Group Inc., through its operating subsidiary Joe’s Jeans, Inc., is a design and sales organization designing, producing and selling apparel products to the retail and premium markets under the Joe’s(TM) and Joe’s Jeans® brands. Under these brands, the Company’s apparel products consist of men’s and women’s denim and denim-related apparel products. More information is available at the company web site at www.innovogroup.com or at www.joesjeans.com.

About Beyond Blue, Inc.

Beyond Blue is a diversified corporation that is focused on the marketing, distribution and development of high-end consumer products in the international marketplace, with a primary focus on apparel products. Beyond Blue has successfully represented many high-end brands in different markets.

Innovo Group Inc. Safe Harbor Statement
Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate, “project,” “expect” or similar expressions. Forward looking statements in this press release include, without limitation, our ability to capture international market share in the premium denim category; our expectations for our Joe’s Jeans® brand in the international marketplace, and the anticipated cost and expense of litigation or arbitration. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: uncertainty regarding the effect or outcome of the Company’s decision to explore strategic alternatives, including alternatives in the international marketplace; continued acceptance of the Company’s products in the domestic or international marketplace,; the ability to generate positive cash flow from operations and asset sales; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; dependence upon third-party vendors; a possible oversupply of denim in the marketplace; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Innovo Group, Inc.
Dustin Huffine
323-837-3700

Integrated Corporate Relations
Investors: Brendon Frey/James Palczynski
203-682-8200